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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-125110) and Forms S-3 (Nos. 333-141616 and 333-134646) of Zumiez Inc. of our report dated March 21, 2006, except for the stock split and revision to previously issued statements of cash flow described in Note 1 as which the date is March 25, 2008, relating to the consolidated financial statements for the year ended January 28, 2006, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Seattle, WA
March 25, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM